Exhibit 4.4

MEILI AUTO HOLDINGS LIMITED

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

March 29, 2018

TABLE OF CONTENTS

1. DEFINITIONS.		2

2. INFORMATION RIGHTS, INSPECTION RIGHTS AND BOARD REPRESENTATION.		11

2.1	Information Rights and Inspection Rights.	11
2.2	Board of Directors.	12

3. REGISTRATION RIGHTS.		13

3.1	Applicability of Rights.	13
3.2	Definitions.	13
3.3	Demand Registration.	15
3.1	Piggyback Registrations.	16
3.2	Form F-3 or Form S-3 Registration.	17
3.3	Expenses.	19
3.4	Obligations of the Company.	19
3.5	Furnish Information.	20
3.6	Indemnification.	20
3.7	Termination of the Company’s Obligations.	23
3.8	No Registration Rights to Third Parties.	23
3.9	Assignment of Registration Rights.	23
3.10	Market Stand-Off.	24
3.11	Rule 144 Reporting.	24

4. RIGHT OF PARTICIPATION.		25

4.1	Pro Rata Share.	25
4.2	New Securities.	25
4.3	Procedures.	26
4.4	Failure to Exercise.	27
4.5	Termination.	27

5. TRANSFER, INVESTMENT AND OPERATION RESTRICTIONS.		27

5.1	Sale by Shareholder; Notice of Sale.	27
5.2	Right of First Refusal.	27
5.3	Co-Sale Right.	30
5.4	Right to Transfer.	31
5.5	Permitted Transfers.	32
5.6	Restriction on Transfers of Shares of the Company.	32
5.7	Restriction on Indirect Transfers.	33
5.8	Term.	33
5.9	Accession to this Agreement.	33
5.10	Transfer by the Shareholders.	33
5.11	Transfers to JD Competitors.	34

6. CONFIDENTIALITY AND NON-DISCLOSURE.		35

6.1	Disclosure of Terms.	35

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6.2	Press Releases.	35
6.3	Permitted Disclosures.	36
6.4	Legally Compelled Disclosure.	36
6.5	Other Exceptions.	36
6.6	Other Information.	36

7. UNDERTAKINGS OF THE PARTIES.		36

7.1	Non-Competition.	36
7.2	Series A Preferred Shareholders’ Redemption Right.	38
7.3	Series B Preferred Shareholders’ Redemption Right.	40
7.4	Reclassification of Ordinary Shares.	42
7.5	Business of the Group Companies.	42
7.6	SAFE Registration.	42
7.7	Control Documents.	42
7.8	Control of Subsidiaries.	42
7.9	Compliance with Laws.	43
7.10	Intellectual Property Protection.	43
7.11	Internal Control System.	43
7.12	Option to Purchase the PRC Domestic Companies.	43
7.13	PRC Tax Provision.	44
7.14	US Tax Provisions.	44
7.15	Special Rights of JD.	44

8. ASSIGNMENT AND AMENDMENT.		44

8.1	Assignment.	44
8.2	Amendment of Rights.	45

9. PROTECTIVE PROVISIONS.		45

9.1	Protective Provisions of Holders of Preferred Shares.	45
9.2	Protective Provisions for Preferred Directors.	47

10. DRAG-ALONG RIGHTS.		49

10.1	Drag-Along Obligations.	49

11. PERFORMANCE ADJUSTMENTS.		51

11.1	Adjustment Mechanism.	51
11.2	Compensation.	51
11.3	Defined Terms.	51

12. GENERAL PROVISIONS.		52

12.1	Notices.	52
12.2	Entire Agreement.	52
12.3	Governing Law.	53
12.4	Severability.	53
12.5	Third Parties.	53
12.6	Successors and Assigns.	53
12.7	Interpretation; Captions.	53

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12.8	Counterparts.	53
12.9	Adjustments for Share Splits, Etc.	53
12.10	Aggregation of Shares.	53
12.11	Shareholders Agreement to Control.	54
12.12	Dispute Resolution.	54
12.13	No Waiver.	54
12.14	Delay or Omissions.	54
12.15	No Fiduciary Duty.	55
12.16	Exculpation Among Investors.	55
12.17	Independent Nature of Investors’ Obligations and Rights.	55
12.18	Effectiveness.	55
12.19	Amendment of Shareholders Agreement.	55

SCHEDULE A-1 LIST OF FOUNDER.		89

SCHEDULE A-2 LIST OF FOUNDER HOLDING COMPANY.		90

SCHEDULE A-3 LIST OF SUBSIDIARIES.		91

SCHEDULE A-4 LIST OF ORDINARY SHAREHOLDERS.		94

SCHEDULE A-5 LIST OF SERIES A PREFERRED SHAREHOLDERS.		95

SCHEDULE A-6 LIST OF SERIES B-1 PREFERRED SHAREHOLDERS.		96

SCHEDULE A-7 LIST OF SERIES B-2 PREFERRED SHAREHOLDERS.		97

SCHEDULE B SCHEDULE OF NOTICE.		98

EXHIBIT A CAPITALIZATION TABLE.		102

EXHIBIT B FORM OF DEED OF ADHERENCE.		104

EXHIBIT C LIST OF COMPETITORS.		107

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THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on March 29, 2018 by and among:

(1)    Meili Auto Holdings Limited, an exempted limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands with its registered address at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(2)    The individual listed in Schedule A-1 (the “Founder”);

(3)    The company listed in Schedule A-2 (the “Founder Holding Company”);

(4)    Each of the entities listed in Schedule A-3;

(5)    Each of the entities or individuals listed in Schedule A-4 (collectively, the “Ordinary Shareholders” and each an “Ordinary Shareholder”);

(6)    Each of the entities or individuals listed in Schedule A-5 (collectively, the “Series A Preferred Shareholders” and each a “Series A Preferred Shareholder”);

(7)    Each of the entities listed in Schedule A-6 (collectively, the “Series B-1 Preferred Shareholders” and each a “Series B-1 Preferred Shareholder”); and

(8)    Each of the entities listed in Schedule A-7 (collectively, the “Series B-2 Preferred Shareholders” and each a “Series B-2 Preferred Shareholder”, together with the Series B-1 Preferred Shareholders, the “Series B Preferred Shareholders” and each a “Series B Preferred Shareholder”.).

The Founder, the Founder Holding Company, the Ordinary Shareholders and the Investors shall be hereinafter referred to as a “Shareholder” and collectively, the “Shareholders”.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.

RECITALS

A.    On March 29, 2018, a Series B-2 Share Purchase Agreement (the “Share Purchase Agreement”) was entered into by and among the Company, the PRC Domestic Companies, the Other Subsidiaries, the Founder, the Founder Holding Company, Series B-2 Shareholders and certain other parties, pursuant to which the Company agreed to issue and allot to Series B-2 Shareholders, and Series B-2 Shareholders agreed to subscribe from the Company, certain series B-2 preferred shares of the Company with par value of US$0.0001 per share.

B.    The capital structure of the Company immediately after the Closing under the Share Purchase Agreement shall be as set forth in Exhibit A hereto.

C.    The Company, the PRC Domestic Company, the Other Subsidiaries, the Founder, the Founder Holding Company, the Series A Preferred Shareholders and certain other parties entered into a Second Amended and Restated Shareholders Agreement dated March 26, 2018 (the “Prior SHA”).

D.    It is a condition precedent of the Closing under the Share Purchase Agreement that the parties hereto enter into this Agreement to replace the Prior SHA in its entirety.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.     DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Number” has the meaning set forth in Section 4.3(b).

“Additional Offered Shares” has the meaning set forth in Section 5.2(b)(iv).

“Additional Transfer Notice” has the meaning set forth in Section 5.2(a)(iv).

“Affiliate” means, (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons. In the case of an Investor, shall include (i) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by any of the Investors or its fund manager, and (ii) any trust Controlled by or held for the benefit of such Investor. For the avoidance of doubt, the Investors shall not be deemed to be an Affiliate of any Group Company.

“Agreement” has the meaning set forth in the preamble.

“Amended M&AA” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company.

“Approved Sale” has the meaning set forth in Section 10.1.

“Banyan Entities” means, collectively, (i) Banyan Partners Fund I, L.P., with its registered office located at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, and (ii) Banyan Partners Co-Invest 2015, L.P. with its registered office located at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, together with its Affiliates, successors and permitted assigns.

“Board” shall mean the board of directors of the Company.

“Business” shall mean the principal business of operating the automobile finance that the Group Companies are currently engaged in.

“Business Days” means, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable laws or executive order to be closed in the PRC, Hong Kong, British Virgin Islands or the Cayman Islands.

“Circular 37” has the meaning set forth in the Share Purchase Agreement.

“Closing” has the meaning set forth in the Share Purchase Agreement.

“Company” has the meaning set forth in the preamble.

“Compensation Rights Holders” means New Hope, Wacai Entity, Fortune Creation Investments, Glory Field Limited and ZJHX Holdings Limited, and a “Compensation Rights Holders” means each of them.

“Competitor” means any Person whose primary business competes with the Business, those who operates under the trade names set forth in Exhibit C hereto. The list of the Competitors may be updated by the Board annually in writing (including the approval of a majority of the Preferred Directors).

“Confidential Information” has the meaning set forth in Section 6.1.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlled” and “Control” have the meaning correlative to the foregoing.

“Control Documents” has the meaning set forth in Section 9.2(c).

“Co-Sale Holder” has the meaning set forth in Section 5.3.

“Co-Sale Notice” has the meaning set forth in Section 5.3.

“Co-Sale Pro Rata Portion” has the meaning set forth in Section 5.3(a).

“Co-Sale Right Period” has the meaning set forth in Section 5.3.

“Liquidation Event” has the meaning set forth in the Amended M&AA.

“Deficient Amount” has the meaning set forth in Section 11.2(a)(i).

“Director Indemnification Agreement” has the meaning set forth in the Share Purchase Agreement.

“Disclosing Party” has the meaning set forth in Section 6.4.

“Drag Holder” has the meaning set forth in Section 10.1.

“Engage Capital” means Engage Capital Partners I, L.P., a limited partnership organized and existing under the Laws of Cayman Islands.

“ESOP” has the meaning set forth in the Share Purchase Agreement.

“Financing Terms” has the meaning set forth in Section 6.1.

“First Participation Notice” has the meaning set forth in Section 4.3(a).

“First Refusal Expiration Notice” has the meaning set forth in Section 5.2(e).

“Founder” has the meaning set forth in the preamble.

“Founder Holding Company” has the meaning set forth in the preamble.

“Fully Participating Investors” has the meaning set forth in Section 4.3(b).

“GAAP” means the accounting principles generally accepted in the PRC or other accounting principles as approved by the Board.

“Group” or “Group Companies” means the Company, the PRC Domestic Companies and the Other Subsidiaries together with each Subsidiary and branch of any of the aforementioned entities and each other Person from time to time directly or indirectly Controlled by the foregoing; “Group Company” means any of them.

“GX Entities” means GX China III Limited, a company organized and existing under the Laws of Seychelles and GX Melon Holdings Limited, a company organized and existing under the Laws of Seychelles.

“HKIAC” has the meaning set forth in Section 12.12.

“Holder” has the meaning set forth in Section 3.2(d).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Information Rights” has the meaning set forth in Section 2.1(vii).

“Initiating Holders” has the meaning set forth in Section 3.3(b).

“Inspection Rights” has the meaning set forth in Section 2.1(b).

“Intellectual Property” has the meaning set forth in the Share Purchase Agreement.

“Investors” means collectively, the Series A Preferred Shareholders and the Series B Preferred Shareholders; “Investor” means any of them.

“Investor Transfer Notice” has the meaning set forth in Section 5.10.

“IPO” means the first firm-commitment underwritten initial public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the SEC under the Securities Act or another Governmental Authority for a Registration in a jurisdiction other than the United States.

“JD” means Hanhai International Investment Inc., a company organized and existing under the Laws of British Virgin Islands.

“JD Competitors” has the meaning set forth in Section 5.11.

“JD Deliberation Period” has the meaning set forth in Section 5.11.

“JD Notice of Intent” has the meaning set forth in Section 5.11.

“JD Purchase Notice” has the meaning set forth in Section 5.11.

“JD Purchase Transaction” has the meaning set forth in Section 5.11.

“JD’s Right of First Refusal” has the meaning set forth in Section 5.11.

“Lingfeng Entity” means Lingfeng CGH Ltd., an exempted limited liability company incorporated and existing under the Laws of the Cayman Islands.

“Major Shareholders” has the meaning set forth in Section 5.10.

“Material Adverse Effect” has the meaning set forth in the Share Purchase Agreement.

“Minimal Stake” has the meaning set forth in Section 2.2.

“Morningside” means Morningside China TMT Fund III, L.P., Morningside China TMT Fund III Co-Investment, L.P. and M Leader Limited, collectively.

“New Hope” means the Key View Investments Limited, a company organized and existing under the Laws of Hong Kong.

“New Hope SPA” means the Series B Share Purchase Agreement entered into by and among the Company, the PRC Domestic Companies, the Other Subsidiaries, the Founder, the Founder Holding Company, New Hope and certain other parties, pursuant to which New Hope subscribed from the Company, certain Series B-1 Preferred Shares of the Company.

“New Securities” has the meaning set forth in Section 4.2.

“Non-Selling Shareholders” has the meaning set forth in Section 5.1.

“Offered Shares” has the meaning set forth in Section 5.1.

“Offeror” has the meaning set forth in Section 10.1.

“Ordinary Directors” has the meaning set forth in Section 2.2(a).

“Ordinary Shares” means the ordinary shares of the Company with par value of US$0.0001 per share.

“Ordinary Shareholders” or “Ordinary Shareholder” has the meaning set forth in the preamble.

“Other Subsidiaries” means the entities set forth in Part II of Schedule A-3; “Other Subsidiary” means any of them.

“Overallotment New Securities” has the meaning set forth in Section 4.3(b).

“Over-Purchasing Holder” has the meaning set forth in Section 5.2(b)(iv).

“Oversubscribing Fully Participating Investor” has the meaning set forth in Section 4.3(b).

“Participation Rights Holder” has the meaning set forth in Section 4.

“Permitted Transfer” has the meaning set forth in Section 5.5.

“Permitted Transferee” has the meaning set forth in Section 5.5.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” or “China” means the People’s Republic of China but solely for the purposes of this Agreement and other Transaction Documents excluding Hong Kong, the Macau Special Administrative Region and the island of Taiwan.

“PRC Domestic Companies” means the entities in Part II of Schedule A-3; “PRC Domestic Company” means any of them.

“Preferred Director” or “Preferred Directors” has the meaning set forth in Section 2.2(a).

“Preferred Shares” means the Company’s redeemable and convertible preference shares, including Series A Preferred Shares, Series B Preferred Shares and any other preference shares of any class or series (if any).

“Preferred Shareholder Offered Shares” has the meaning set forth in Section 5.2(b)(i).

“Principal Business” has the meaning set forth in the Share Purchase Agreement.

“Prior SHA” has the meaning set forth in the preamble.

“Pro Rata Share” has the meaning set forth in Section 4.1.

“Purchasing Holders” has the meaning set forth in Section 5.2(b)(iv).

“Qualified IPO” means a public offering of the shares or other securities of the Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of public offering) in the New York Stock Exchange, NASDAQ with the price per share to the public implying a pre-offering valuation of the Company of not less than US$1,000,000,000 and gross proceeds to the Company in excess of US$80,000,000 (prior to underwriting commissions and expenses), or as otherwise approved by the holders of a majority of the issued and then outstanding Preferred Shares. For the avoidance of doubt, any Liquidation Event with the price per share implying a valuation of the Company of not less than US$1,000,000,000 in which (i) Investors receive shares or cash of any Person listed on New York Stock Exchange or NASDAQ, Hong Kong Stock Exchange, Shanghai Stock Exchange or Shenzhen Stock Exchange or (ii) Investors receive cash consideration for their shares, also constitutes as a Qualified IPO.

“Re-allotment Notice” has the meaning set forth in Section 5.2(b)(iv).

“Redemption Date” means the Series A Redemption Date and the Series B Redemption Date, as the case may be.

“Redemption Funds” has the meaning set forth in Section 7.2(d).

“Redemption Notice” means the Series A Redemption Notice and the Series B Redemption Notice, as the case may be.

“Redemption Price” means the Series A Redemption Price and the Series B Redemption Price, as the case may be.

“Relevant Period” means in relation to the Founder or his Affiliates, the period during which such Founder or his/her Affiliate is a shareholder, director, employee (whether full-time employee or part-time) and/or has any direct or indirect interest (legal or beneficial) in the shares or capital of any of the Group Companies.

“Remaining Offered Shares” has the meaning set forth in Section 5.2(b)(iv).

“Remaining Shares” has the meaning set forth in Section 5.10.

“Repurchase Funds” has the meaning set forth in Section 7.2(f).

“Repurchase Request Notice” has the meaning set forth in Section 5.11.

“Request Notice” has the meaning set forth in Section 3.3(a).

“Restricted Period” means two (2) years after the expiration of the Relevant Period.

“Restructuring Plan” means the ownership restructuring plan which approved by the board meeting of Meili Finance Holdings Limited on the date of November 12, 2017 and be adopted and implemented by the Company.

“Right of Participation” has the meaning set forth in Section 4.

“Sale Notice” has the meaning set forth in Section 10.1.

“Second Participation Notice” has the meaning set forth in Section 4.3(b).

“Second Participation Period” has the meaning set forth in Section 4.3(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder” has the meaning set forth in Section 5.1.

“Series A Issue Date” means the Series A-1 Issue Date and the Series A-2 Issue Date, as the case may be.

“Series A Issue Price” means the Series A-1 Issue Price and the Series A-2 Issue Price, as the case may be.

“Series A Preferred Shares” means the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A Preferred Shareholder” or “Series A Preferred Shareholders” has the meaning set forth in the preamble.

“Series A Redemption Date” has the meaning set forth in Section 7.2(a).

“Series A Redemption Notice” has the meaning set forth in Section 7.2(a).

“Series A Redemption Price” has the meaning set forth in Section 7.2(c).

“Series A-1 Issue Date” means December 25, 2015.

“Series A-1 Issue Price” means, in respect of any holder of Series A-1 Preferred Shares other than JD, US$0.63656 per Series A-1 Preferred Share, or, in respect of JD, US$0.31828 per Series A-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A-1 Preferred Shares.

“Series A-1 Preferred Shares” means the series A-1 preferred shares, par value US$0.0001 per share, in the share capital of the Company, having the rights and privileges in this Agreement and the Amended M&AA.

“Series A-2 Issue Date” means August 30, 2016.

“Series A-2 Issue Price” means US$0.9667 per Series A-2 Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A-2 Preferred Shares.

“Series A-2 Preferred Shares” means the series A-2 preferred shares, par value US$0.0001 per share, in the share capital of the Company, having the rights and privileges in this Agreement and the Amended M&AA.

“Series B Issue Date” means the Series B-1 Issue Date and the Series B-2 Issue Date, as the case may be.

“Series B Issue Price” means the Series B-1 Issue Price and the Series B-2 Issue Price, as the case may be.

“Series B Preferred Shares” means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B Preferred Shareholder” or “Series B Preferred Shareholders” has the meaning set forth in the preamble.

“Series B Redemption Date” has the meaning set forth in Section 7.3(b).

“Series B Redemption Notice” has the meaning set forth in Section 7.3(b).

“Series B Redemption Price” has the meaning set forth in Section 7.2(c).

“Series B Revised QIPO” has the meaning set forth in Section 7.3(a)(i).

“Series B-1 Issue Date” means January 24, 2018.

“Series B-1 Issue Price” means US$1.4057 per Series B-1 Preferred Share, and in respect of any holder of Series B-1 Preferred Shares, in respect of the shares purchased and reclassified from the Ordinary Shareholders held by Fortune Creation Investments Limited, New Hope and Glory Field Limited, US$1.12456 per Series B-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B-1 Preferred Shares.

“Series B-1 Preferred Shares” means the series B-1 preferred shared, par value US$0.0001 per share, in the share capital of the Company, having the rights and the privileges in this Agreement and the Amended M&AA.

“Series B-2 Issue Date” means March 29, 2018.

“Series B-2 Issue Price” is US$1.62485 per Series B-2 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B-2 Preferred Shares.

“Series B-2 Preferred Shares” means the series B-2 preferred shares, par value US$0.0001 per share, in the share capital of the Company, having the rights and the privileges in this Agreement and the Amended M&AA.

“Share” means the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares and shares of any other class or series in the share capital of the Company (if any).

“Share Compensation” has the meaning set forth in Section 11.2(a)(ii).

“Share Purchase Agreement” has the meaning set forth in the preamble.

“Shareholder” or “Shareholders” has the meaning set forth in the preamble.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any equity securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds equity securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Share Sale with JD Competitor” has the meaning set forth in Section 5.11.

“Tai He” means China Tai He Capital Limited, a company organized and existing under the Laws of British Virgin Islands.

“Transaction Documents” has the meaning set forth in the Share Purchase Agreement.

“Transfer Notice” has the meaning set forth in Section 5.1.

“Transferred Shares” has the meaning set forth in Section 5.11.

“Transferring Shareholder” has the meaning set forth in Section 5.11.

“Violation” has the meaning set forth in Section 3.9(a).

“Wacai Entity” means Wacai Holdings Limited, an exempted limited liability company incorporated and existing under the Laws of the Cayman Islands.

“Warrantors” means has the meaning set forth in the Share Purchase Agreement.

“WFOEs” means the entities in Part I of Schedule A-3.

“Yi Capital” means Future Land Technology Ltd., a company organized and existing under the Laws of the British Virgin Islands.

2.     INFORMATION RIGHTS, INSPECTION RIGHTS AND BOARD REPRESENTATION.

2.1    Information Rights and Inspection Rights.

(a)    Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, and so long as any Investor holds any Shares which account for no less than 3% of all issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis), the Company will deliver to such Investor:

(i)    within ninety (90) days after the end of each fiscal quarter, unaudited quarterly consolidated financial statements of the Group Companies for such fiscal quarter;

(ii)    within sixty (60) days after the start of each fiscal year, an annual consolidated budget of the Group Companies for such fiscal year; and

(iii)    copies of all documents or other information sent to any other Shareholder of the Company, except with respect to those relating to the strategic cooperation between any Shareholder and the Company.

(the rights to have access to the information set out in (i) to (iii) collectively, the “Information Rights”).

All financial statements to be provided to the Investors pursuant to this Section 2.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the GAAP.

(b)    Inspection Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, so long as any Investor holds any Shares which account for no less than 3% of all of issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis), such Investor shall have the right to, at its own costs, at least once a year (i) inspect the facilities, records and books of each of the Group Companies during regular working hours upon reasonable prior notice to the relevant Group Company, and (ii)    discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers, provided that such inspection and discussion shall not affect the ordinary operation of the Group Companies (the “Inspection Rights”). Notwithstanding the forgoing, the Company shall not be obligated under this Section 2.1(b) to provide information which would adversely affect the attorney-client privilege between the Company and its counsel.

(c)    Annual and Special Audit. The Company shall carry out the annual audit by an auditor appointed by New Hope and/or Wacai Entity, the cost of which shall be borne by the Company. If the consolidated annual audit report of the Company of any given year is prepared by one of the Big 4 (namely, PwC, Deloitte, EY and KPMG), such report shall suffice as a consolidated annual audit report of the Company of such year acceptable to New Hope and Wacai Entity under this section. New Hope and Wacai Entity shall have the right at its discretion to conduct a special audit on the business of credit records backed cash loan (3C 交叉现金贷) on an annual basis, the cost of which shall also be borne by the Company. New Hope and Wacai Entity shall exercise the rights hereof separately or collectively.

(d)    Termination of Rights. The rights under this Section 2.1 shall terminate upon consummation of a Qualified IPO.

2.2    Board of Directors.

(a)    Number of Directors. The Company’s Amended M&AA shall provide that the Board consist of up to twelve (12) members. The composition of the Board shall be determined as follows: (i) each of the top six (6) holders of Preferred Shares constituting no less than 4% of the then total issued and outstanding Shares of the Company (calculated on an as-converted basis) as of the Series B-1 Issue Date (the “Minimal Stake”) shall be entitled to designate and remove one (1) director to serve on the Board (collectively the “Preferred Directors” and each a “Preferred Director”). The initial Preferred Directors shall be YUE Bin ( 岳斌), LI Zhiguo (李治国), YE Yuming (叶雨明), MA Ning (马宁), OU Li (区力) and YANG Li (杨利); (ii) holders of a majority of all issued and outstanding Ordinary Shares of the Company shall be entitled to designate and remove five (5) directors to serve on the Board (collectively the “Ordinary Directors” and each an “Ordinary Director”), who shall be LIU Yannan ( 刘 雁 南 ), SUN Yun (孙芸), WAN Ying (万缨), REN Yong (任用) and ZHENG Weixi (郑维熙); and (iii) if and only if the aggregate amount of the loan extended by JD and/or its Affiliates and any banks recommended or referred by JD or its affiliates to the clients of the Group Companies by way of syndicated loans is no less than RMB500,000,000 and JD is a holder of Minimal Stake, JD shall be entitled to designate and remove one (1) director to serve on the Board, which director shall also be a Preferred Director.    Each director other than the Founder has one (1) vote and the Founder (so long as he acts as the CEO or the Director of the Company) has three (3) votes. Each Shareholder agrees to vote all of its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders, the Board composition is consistent with this Section 2.2(a).

(b)    Subsidiary Board. The composition of the board of directors of all Group Companies shall, so far as it is permitted by the applicable law and written required by the holders of majority of the issued and outstanding Preferred Shares, be the same persons as those constituting the Board from time to time.

(c)    Observers.    Each of the Investors holding less than the Minimal Stake    but no less than 2% of all issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis) shall be entitled to designate a representative (collectively, the “Observers” and each an “Observer”) to attend all meetings (whether in person, telephonic or other) of the Board, in a non-voting observer capacity (calculated on a fully-diluted and as-converted basis) and the Company shall provide to each Observer copies of all meeting notices, agendas, board materials, draft resolutions and other communications so distributed, provided, however, that each Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude the Observers from any meeting or portion thereof if the Company reasonably determines in good faith that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, result in a conflict of interest.

(d)    D&O Insurance and Indemnification Agreements. Upon request by any Preferred Director, the Company shall purchase and maintain directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Board, in relation to any person who is or was a Preferred Director. To the maximum extent permitted by the Company’s Amended M&AA and the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each Preferred Director against any and all losses and liabilities such Preferred Director may suffer or incur as a result of or in such director’s capacity as a director of the Company, and shall comply with the terms of the Director Indemnification Agreements.

(e)    Board Meeting Materials. Notice and agenda of Board meetings as well as copies of all Board meeting materials shall be sent to each Preferred Director and each Observer at least five (5) Business Days prior to the Board meetings. Minutes of Board meetings shall be sent to each Preferred Director and each Observer within ten (10) days after the holding of such meetings.

3.     REGISTRATION RIGHTS.

3.1    Applicability of Rights. The Investors shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2    Definitions. For purposes of this Section 3:

(a)    Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)    Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any of the Preferred Shares issued and outstanding as of the date hereof, or pursuant to the Right of Participation under Section 4, and (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in clause (1) and (2) above upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)    Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(d)    Holder. For purposes of this Section 3, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

(e)    Form F-3 or Form S-3. The term “Form F-3” or “Form S-3” means such respective form under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)    SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)    Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.3, 3.4 and 3.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company and “blue sky” fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and fees and disbursements and expenses of counsel for the Holders).

(h)    Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 3.3, 3.4 or 3.5 hereof.

(i)    Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(j)    For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such event all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, and to U.S. law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

3.3    Demand Registration.

(a)    Request by Holders. Subject to the terms of this Agreement, if the Company shall, at any time after the closing of the Company’s IPO, receive a written request from the Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering any Registrable Securities of such Holders pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all the Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.3 or Section 3.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.4.

(b)    Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least thirty percent (30)% of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)    Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 3.3 provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 3.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 3.3.

(d)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 3.3, a certificate signed by the president or the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.1    Piggyback Registrations. Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with the public offering of such securities, or if any demand registration of equity securities is requested by investors making equity investment in the Company subsequent to the equity investment in the Company by the Holders, the Company shall notify all the Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, a registration on any registration form that does not permit secondary sale), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.    Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder of the Company shall be granted the piggyback registration right under this Section 3.4 that is superior to those of the Holders without prior written consent of Holders holding at least fifty percent (50%) of the Registrable Securities.

(a)    Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 3.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)    Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.2    Form F-3 or Form S-3 Registration. In case the Company shall receive from the Holders of at least 10% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 for which the reasonably anticipated aggregate offering price to the public would exceed US$3,000,000 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)    Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b)    Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i)    if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$20,000,000;

(iii)    if the Company shall furnish to the Holders a certificate signed by the president or the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders initiating such registration request pursuant to this Section 3.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period. A registration right under Section 3.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(iv)    if the Company has, within the six (6) month period preceding the date of such request, already effected one Form F-3 or Form S-3 registration pursuant to this Section 3.5; or

(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 or Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)    Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 3.5.

(d)    Underwriting. If the Holders requesting registration under this Section 3.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 3.3(b) shall apply to such registration.

3.3    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.3, 3.4 or 3.5 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 3.3, 3.4 or 3.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses and disbursements of one (1) separate counsel for the Holders, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.3 or Section 3.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby registered in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 3.3 (in which case such registration shall also constitute the use by all Holders of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 3.3.

3.4    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)    Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)    Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)    Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)    Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

3.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

3.6    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a)    By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)    any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b)    By Selling Holders. To the extent permitted by law, each selling Holder will, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or such other Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this subsection (b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

(d)    Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.7    Termination of the Company’s Obligations. The Company’s obligations under Sections 3.3, 3.4 and 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3.3, 3.4 or 3.5 shall terminate (i) on the fifth (5th) anniversary of the date of closing of a Qualified IPO,(ii) upon the termination, liquidation, dissolution of the Company, (iii) upon a merger or consolidation of the Company in which the Shareholders of the Company prior to the said merger or consolidation as a whole do not retain a majority of the voting power of the surviving company after the merger or consolidation, or a sale of all or substantially all of the assets of the Company, or (iv) if and when in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

3.8    No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Preferred Shares (voting as a separate class on an as-converted basis), the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Section 3, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board, the Company shall grant such superior registration right to the Holders as well.

3.9    Assignment of Registration Rights. Subject to prior written notification by the Holder to the Company, the right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder provided that: (i) the Holder is transferring all its Registrable Securities; (ii) the Holder is transferring at least 1,000,000 Registrable Securities; or (iii) the Holder is transferring its Registrable Securities to a constituent partner or shareholder of such Holder who agrees to act through a single representative; provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under applicable securities law. In the event of a transfer or assignment of Registrable Securities which does not satisfy the conditions set forth above, such securities shall no longer be deemed to constitute “Registrable Securities” for purposes of this Agreement.

3.10    Market Stand-Off. The Founder and each Investor hereby agrees that, if and to the extent requested by the Company or the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 3.13 applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to the Registrable Securities actually sold pursuant to such registration statement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.13.

3.11    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

4.	RIGHT OF PARTICIPATION.

Any holder of Preferred Shares (a “Participation Rights Holder”) and/or its Affiliate(s) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined in Section 4.1), of all (or any part) of any New Securities (as defined in Section 4.2) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

4.1    Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

4.2    New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other Shares of the Company, whether now authorized or not, or rights, options or warrants to purchase said equity securities, or securities of any class whatsoever that are, or may become, convertible or exchangeable into said equity securities, provided, however, that the term “New Securities” shall not include:

(a)    Ordinary Shares (and/or options or warrants therefor) (subject to appropriate adjustment as a result of any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement) issued to employees, officers, directors, consultants or advisers of the Group Companies pursuant to the ESOP;

(b)    any Preferred Shares issued and outstanding as of the date hereof and any Ordinary Shares issued upon conversion of such Preferred Shares;

(c)    any Preferred Shares issued and outstanding for the purpose of New Hope’s call option right set forth in Section 2.3 of the New Hope SPA;

(d) any securities issued pursuant to a Qualified IPO;

(e)    any securities issued in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(f)    any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization, in each case, duly approved in accordance with Section 9, in which the Company acquires Control of such corporation or entity immediately after such acquisition.

4.3    Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give each Participation Rights Holder written notice of its intention to issue such New Securities (the “First Participation Notice”), describing the amount and class of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice to agree on behalf of itself or its Affiliates in writing to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such twenty (20) Business Day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of such New Securities, then such Participation Rights Holder shall be deemed to forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)    Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to fully exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation (the “Fully Participating Investors”) in accordance with subsection (a) above, which notice shall set forth the number of the New Securities for which the Participation Rights Holders were entitled to subscribe but that were not subscribed for by the Participation Rights Holders pursuant to subsection (a) above (such shares, the “Overallotment New Securities”). Each Fully Participating Investor shall have ten (10) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of additional New Securities the Fully Participating Investors propose to buy exceeds the total number of the Overallotment New Securities, each Fully Participating Investor who proposes to buy more than such number of Overallotment New Securities equal to the product obtained by multiplying (i) the number of the Overallotment New Securities by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Fully Participating Investor and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Fully Participating Investors (an “Oversubscribing Fully Participating Investor”) will be cut back by the Company with respect to its oversubscription to that number of the Overallotment New Securities equal to the lesser of (x) its Additional Number and (y) the product obtained by multiplying (i) the number of the Overallotment New Securities available for subscription (such number, for the avoidance of doubt, shall exclude all Additional Numbers proposed to be subscribed by each Fully Participating Investor not being an Oversubscribing Fully Participating Investor) by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Oversubscribing Fully Participating Investor and the denominator of which is the total number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Oversubscribing Fully Participating Investors. Each Fully Participating Investor shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 4.3 and the Company shall so notify the Fully Participating Investor within ten (10) Business Days following the date of the Second Participation Notice.

4.4    Failure to Exercise. If Participating Rights Holders fail or decline to fully exercise their rights to purchase all New Securities included in the First Participation Notice within the notice period under Section 4.3(a) or (b), the Company shall have ninety (90) days after expiration of the First Participation Notice or Second Participation Notice, as the case may be, to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

4.5    Termination. The Right of Participation shall terminate upon the closing of a Qualified IPO.

5.	TRANSFER, INVESTMENT AND OPERATION RESTRICTIONS.

5.1    Sale by Shareholder; Notice of Sale. Subject to Sections 5.5, 5.6 and 5.11 of this Agreement, if the Ordinary Shareholders (other than Visionary Tech Holding Limited, SUN Yanjun or Vision Leader Holdings Limited) (each, the “Selling Shareholder”) proposes to sell or transfer or exchange all or any Shares or other securities of the Company held by them, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each of the Investors (each a “Non-Selling Shareholder” and collectively, the “Non-Selling Shareholders”) and the Company prior to such sale or transfer or exchange. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer or exchange including, without limitation, the number of Shares to be sold or transferred or exchanged (the “Offered Shares”), the nature of such sale or transfer or exchange, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer.

5.2    Right of First Refusal.

(a)    The Company’s Right of First Refusal.

(i)    The Company shall have the right for a period of fifteen (15) days following the receipt of the Transfer Notice to elect to purchase all or part of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii)    The Company may exercise such right and, thereby, purchase all or part of the Offered Shares, by notifying the Selling Shareholder in writing, before expiration of the fifteen (15) day period, whether it wishes to purchase all or part of the Offered Shares.

(iii)    If the Company gives the Selling Shareholder notice that it desires to purchase all or part of the Offered Shares, then payment for the Offered Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against allotment of such Offered Shares at a place agreed by the Selling Shareholder and the Company and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 5.2(c).

(iv)    Regardless of any other provision of this Agreement, if the Company declines in writing or fails to exercise its right of first refusal pursuant to this Section 5.2(a) with respect to all or part of the Offered Shares, then the Selling Shareholder shall be under no obligation to transfer the Offered Shares that the Company decline or not to select to purchase to the Company pursuant to this Section 5.2(a) and shall then be required to provide another notice regarding the Offered Shares that the Company decline or not to select to purchase to each Non-Selling Shareholder (the “Additional Transfer Notice”) (which shall contain the same terms and conditions and price for sale of the Offered Shares as set forth in the Transfer Notice) within three (3) Business Days.

(b)    Non-Selling Shareholders’ Right of First Refusal.

(i)    If the Company elects not to purchase all or part of the Offered Shares or fails to exercise its right of first refusal within the specified period pursuant to Section 5.2(a) hereof, the Offered Shares for which the Non-Selling Shareholders may exercise the rights of first refusal shall be correspondingly reduced to such number of the Offered Shares that the Company elects not to purchase (the “Preferred Shareholder Offered Shares”), and then each Non-Selling Shareholder shall have the right for a period of twenty (20) Business Days following the Non-Selling Shareholder’s receipt of the Additional Transfer Notice to elect to purchase up to its respective pro rata share of the Preferred Shareholder Offered Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(ii)    Each Non-Selling Shareholder may exercise such right of first refusal and, thereby, purchase all or any portion of its pro rata share of the Preferred Shareholder Offered Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the twenty (20) Business Day period as to the number of such Preferred Shareholder Offered Shares that it wishes to purchase.

(iii)    Each Non-Selling Shareholder’s pro rata share of the Preferred Shareholder Offered Shares shall be the product obtained by multiplying (i) Preferred Shareholder Offered Shares by (ii) a fraction, the numerator of which shall be the total number of the Shares and other equity securities of the Company (calculated on fully-diluted and as-converted basis) owned by such Non-Selling Shareholder on the date of the Additional Transfer Notice and the denominator of which shall be the total number of the Shares and other equity securities of the Company (calculated on fully-diluted and as-converted basis) held by all the Non-Selling Shareholders on such date.

(iv)    If any Non-Selling Shareholder elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Section 5.2(b)(ii), the Selling Shareholder shall give notice of such election or failure (the “Re-allotment Notice”) to each other Non-Selling Shareholder that elected to purchase its entire pro rata share of the Preferred Shareholder Offered Shares (the “Purchasing Holders”), which notice shall set forth the number of the Preferred Shareholder Offered Shares not purchased by the other Non-Selling Shareholders pursuant to Section 5.2(b)(ii) (such shares, the “Remaining Offered Shares”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) Business Days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) Business Days from the date such Re-allotment Notice was given to elect to increase the number of the Offered Shares they agreed to purchase under Section 5.2(b)(ii). Such right of re-allotment shall be subject to the following conditions: Each Purchasing Holder shall first notify the Selling Shareholder of its desire to increase the number of the Offered Shares it agreed to purchase under Section 5.2(b)(ii), stating the number of the additional Offered Shares it proposes to buy (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional Offered Shares the Purchasing Holders propose to buy exceeds the total number of the Remaining Offered Shares, each Purchasing Holder who proposes to buy more than such number of additional Offered Shares equal to the product obtained by multiplying (i) the number of the Remaining Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Purchasing Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Purchasing Holders (an “Over-Purchasing Holder”) will be cut back by the Selling Shareholder with respect to its over-purchase to that number of the Remaining Offered Shares equal to the lesser of (x) its Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the Remaining Offered Shares available for over-purchase (such number, for the avoidance of doubt, shall exclude all Additional Offered Shares proposed to be purchased by each Purchasing Holder not being an Over-Purchasing Holder) by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Over-Purchasing Holder and the denominator of which is the total number of the Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Over-Purchasing Holders.

(v)    If a Non-Selling Shareholder gives the Selling Shareholder notice that it desires to purchase the Offered Shares, then payment for the Offered Shares to be purchased shall be made by check or wire transfer in immediately available funds of the appropriate currency, against allotment of such Offered Shares to be purchased at a place agreed by the Selling Shareholder and all the participating Non-Selling Shareholders and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Non-Selling Shareholder’s receipt of the Additional Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 5.2(c).

(c)    Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company and the Non-Selling Shareholder, absent fraud or error.

(d)    Rights of Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Non-Selling Shareholder for transfer to the Non-Selling Shareholder.

(e)    Application of Co-Sale Right. Regardless of any other provision of this Agreement, if any Non-Selling Shareholder declines in writing or fails to exercise its right of first refusal pursuant to Section 5.2(b) with respect to the Offered Shares, the Selling Shareholder shall be under no obligation to transfer such Offered Shares to the other Non-Selling Shareholders pursuant to Section 5.2(b) and instead shall (A) be free to sell such Offered Shares pursuant to the Additional Transfer Notice, subject to Section 5.3 hereunder, and (B) shall give each Non-Selling Shareholder a written notice (the “First Refusal Expiration Notice”) specifying that such Non-Selling Shareholder has not subscribed for such Offered Shares and that such Offered Shares shall be subject to the co-sale right of the Co-Sale Holder (as defined in Section 5.3 below) described in Section 5.3 below, in which case the First Refusal Expiration Notice shall specify the Co-Sale Pro Rata Portion (as defined in Section 5.3 below) of the Offered Shares for the purpose of such co-sale right.

5.3    Co-Sale Right. Each of the Non-Selling Shareholders that has not exercised its right of first refusal with respect to the Offered Shares proposed to be sold or transferred or exchanged by the Selling Shareholder (the “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such sale or transfer or exchange, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of the Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a)    Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Holder on the date of the Transfer Notice and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all the Co-Sale Holders exercising the co-sale right and the Selling Shareholder on the date of the Transfer Notice hereunder (the “Co-Sale Pro Rata Portion”). The co-sale right under this Section 5.3 shall not apply with respect to any Shares sold or to be sold to the Company or the Non-Selling Shareholders under the right of first refusal under Section 5.2.

(b)    Transferred Shares. A Co-Sale Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)    the number of the Shares which such Co-Sale Holder elects to sell;

(ii)    Preferred Shares, in the event that the Co-Sale Holder delivers certificates for that number of such Preferred Shares which is at such time convertible into the number of Ordinary Shares that the Co-Sale Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the sale, transfer or exchange of the such Preferred Shares in lieu of the Ordinary Shares, the Co-Sale Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in subsection 5.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the prospective purchaser; or

(iii)    a combination of the above.

(c)    Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder delivers to the Selling Shareholder pursuant to subsection (b) above shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to the Co-Sale Holder exercising the co-sale right that portion of the sale proceeds to which the Co-Sale Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Co-Sale Holders exercising the co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from the Co-Sale Holders exercising the co-sale right.

5.4    Right to Transfer. To the extent the Company and the Non-Selling Shareholders do not elect to purchase, and the Co-sale Holders do not elect to participate in the sale of, the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and the Non-Selling Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice, provided that, in each case, (i) such transfer shall be on substantially the same terms and conditions as those described in the Transfer Notice; and (ii) the third-party transferee of such Offered Shares shall have executed a deed of adherence, substantially in the form set forth in Exhibit B herein and become a party to, and to be bound by, this Agreement, assuming all the rights and obligations of the Selling Shareholder under this Agreement with respect to such Offered Shares. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections 5.2 and 5.3 of this Agreement.

5.5    Permitted Transfers. The right of first refusal of the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders hereunder and the restrictions provided for under Section 5.6 shall not apply to (a) any sale or transfer of any Shares to any Selling Shareholder’s ultimate shareholder, the parents, children, spouse, or a trustee, executor, or other fiduciary for the benefit of such ultimate beneficiary or his parents, children, spouse for bona fide estate planning purposes, or the wholly owned affiliates of such Selling Shareholder or its ultimate shareholder; or (b) any sale or transfer of no more than 10% of the Shares indirectly held by any Founder through his Founder Holding Company in the Company at the Closing (each such transfer pursuant to clause (a) and (b) above, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”), provided that adequate documentation therefor shall be provided to the Company and each Non-Selling Shareholder and that any Permitted Transferee (other than the Company) shall agree in writing to be bound by this Agreement in place of the relevant transferor and shall execute a deed of adherence, substantially in the form attached hereto as Exhibit B, and become a party to, and to be bound by, this Agreement.

5.6    Restriction on Transfers of Shares of the Company.

(a)    Without prejudice to Sections 5.1 to 5.5, since the Series B-1 Issue Date until the expiry of the lock-up period after the closing of an IPO of the Company for their Shares held in the Company respectively, none of the Founder, Founder Holding Company, and Family Investments Holdings Limited shall, directly or indirectly, without the prior written consent of the holders of a majority of the then issued and outstanding Preferred Shares (voting together as a single class):

(i)    sell, assign, exchange or transfer through one or a series of transactions any Shares or securities of the Company to any Person; or

(ii)    pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Shares or securities of the Company or the beneficiary right thereto to any Person.

(b)    Any attempt by any Founder, Founder Holding Company or Permitted Transferees to transfer any Shares or securities of the Company in violation of this Section 5 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Shares or securities without the prior written approval of a majority of the then issued and outstanding Preferred Shares (voting together as a single class).

5.7    Restriction on Indirect Transfers. Notwithstanding anything to the contrary herein, without the prior written consent of the holders of a majority of the then issued and outstanding Preferred Shares (voting together as a single class):

(a)    The Founder shall not, and shall cause any other Person not to, directly or indirectly, transfer through one or a series of transactions any equity interest held or Controlled by him or her or such other Persons in the Founder Holding Company to any Person. Any transfer in violation of this subsection (a) shall be void and the Founder Holding Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(b)    the Founder Holding Company shall not, and the Founder shall cause the Founder Holding Company not to, issue to any Person or repurchase any securities of the Founder Holding Company or any options or warrants for, or any other securities exchangeable for or convertible into, such securities of the Founder Holding Company.

5.8    Term. The provisions under this Section 5 shall terminate upon the date immediately prior of the expiry of the lock-up period after the closing of an IPO of the Company.

5.9    Accession to this Agreement. Each party agrees that, if any Shareholder transfers any Shares to any third party transferee, such Shareholder shall cause such third party transferee to execute a deed of adherence substantially in the form set forth in Exhibit B herein and become a party to, and to be bound by this Agreement, assuming all the rights and obligations of such Shareholder under this Agreement with respect to the Shares to be transferred.

5.10    Transfer by the Shareholders. Without the prejudice to the Section 5.6, each shareholder may freely assign and transfer any Shares of the Company held by such shareholder; provided, that such shareholder shall notify the Company of such proposed transfer and assignment in writing in advance; provided further, in the event that any shareholder intends to, directly or indirectly, assign or transfer any Shares of the Company now or hereafter owned or held by it to any Competitor, then such shareholder shall promptly give written notice (the “Shares Transfer Notice”) to the Company and each of the other Shareholders which hold no less than 3% of all issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis) (collectively, the “Major Shareholders” and each a “Major Shareholder”) prior to such sale or transfer or exchange. The Shares Transfer Notice shall describe in reasonable detail the proposed sale or transfer or exchange including, without limitation, the number of Shares to be sold or transferred or exchanged, the nature of such sale or transfer or exchange, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer. The Company shall have the right of first refusal for a period of fifteen (15) days following the receipt of the Shares Transfer Notice to elect to purchase all or part of such Shares offered to the Competitor at the same price and subject to the same material terms and conditions as described in the Shares Transfer Notice. If the Company fails to elect to purchase all or part of the Shares offered to the Competitor (the “Remaining Shares”) within fifteen (15) days after the Company’s receipt of the Shares Transfer Notice or fails to exercise its right of first refusal within sixty (60) days after the Company’s receipt of the Shares Transfer Notice, then each Major Shareholder shall have the right for a period of twenty (20) Business Days following its receipt of an additional Shares Transfer Notice to elect to purchase up to its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the additional Shares Transfer Notice. To the extent the Company and the Major Shareholders do not elect to purchase the Shares covered by the Shares Transfer Notice, the shareholder may, not later than ninety (90) days following delivery of the Shares Transfer Notice, conclude a transfer of the Shares covered by the Transfer Notice. With respect to the exercise procedures, the provisions of Section 5.1 and Section 5.2(a) through (d) shall apply, mutatis, mutandis; provided that in Section 5.1, “Founder” or “Founder Holding Company” shall be replaced by the “Investor” and the “Investor” shall be replaced by the “Major Shareholder”.

5.11    Transfers to JD Competitors.

(a)    Notwithstanding any other provision of this Agreement or any other Transaction Document, and subject to any transfer restrictions contained in any Transaction Document, but prior to compliance with the Company’s or any Non-Selling Shareholder’s right of first refusal and co-sale right or any other similar rights, if any Shareholder (other than JD) (the “Transferring Shareholder”) proposes to transfer, sell or otherwise dispose any Share or other securities of the Company or any interest therein (the “Transferred Shares”) to any JD Competitor (the “Share Sale with JD Competitor”), then the Transferring Shareholder shall give JD and the Company a written notice (the “JD Notice of Intent”) of such bona fide intention to make the transfer to a JD Competitor, which shall include (a) a description of the equity securities to be transferred, (b) the identity and address of the prospective transferee, and (c) the consideration and other material terms and conditions upon which the proposed transfer is to be made. The notice to JD shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. JD shall have an option for a period of twenty (20) Business Days (the “JD Deliberation Period”) following receipt of such notice to have the right of first refusal (“JD’s Right of First Refusal”) to purchase all of the Transferred Shares at the same price and subject to the same terms and conditions as described in the JD Notice of Intent. If JD delivers an irrevocable written notice (the “JD Purchase Notice”) within the JD Deliberation Period to the Transferring Shareholder requiring to exercise JD’s Right of First Refusal (the “JD Purchase Transaction”), the Transferring Shareholder and JD shall consummate the JD Purchase Transaction within twenty-five (25) Business Days upon delivery of the JD Purchase Notice by JD. For the purpose of this Section 5.11, “JD Competitors” shall mean any of the following entities/persons: (i) Alibaba Group Holding Limited and its Affiliates (for the avoidance of doubt, the Affiliates of Alibaba Group Holding Limited shall include, without limitation, Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团有限公司) and its Affiliates); or (ii) Jack Ma (马云) and Joseph Cai (蔡崇信) and their respective family funds; (iii) Shanghai Yunfeng Investment Management Co., Ltd. (上海云锋投资管理有限公司) and its Affiliates and the funds managed by Shanghai Yunfeng Investment Management Co., Ltd. (上海云锋投资管理有限公司) or its Affiliates (including without limitation 云锋基金).

(b)    If JD does not or fails to exercise JD’s Right of First Refusal in accordance with Section 5.11(a), the Transferring Shareholder (other than a Founder or Founder Holding Company) shall have a period of sixty (60) Business Days from the end of the JD Deliberation Period in which such Transferring Shareholder may transfer the Transferred Shares to a JD Competitor identified in the JD Notice of Intent upon the same terms and conditions (including the purchase price) to the purchaser as specified in the JD Notice of Intent.

(c)    Any transfer, sale or otherwise disposal of the Transferred Shares by a Transferring Shareholder that is a Founder or Founder Holding Company shall be made in accordance with Sections 5.1 through Section 5.6 first before subject to Section 5.11 of this Agreement.

(d)    This Section 5.11 shall automatically terminate and of no further effect once JD ceases to be a Shareholder of the Company.

6.	CONFIDENTIALITY AND NON-DISCLOSURE.

6.1    Disclosure of Terms. The terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights and Inspection Rights (collectively, the “Financing Terms”), including their existence and all information of a confidential nature furnished by any party hereto and by representatives of such party to any other party hereto or any of the representatives of such party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

6.2    Press Releases. No announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Investor and the Company. None of the Parties except for the Banyan Entities may use the name of “ 高 榕 ” or “Banyan” or any of its Affiliates without obtaining the prior written consent of the Banyan Entities, none of the Parties except for the GX Entities may use the name of “GX”, “光信” or any of its Affiliates without obtaining the prior written consent of the GX Entities, none of the Parties except for JD may use the name of “JD”, “JD.com”, “京东”, “京东金融”, “JD Finance”, “京东白条” or any trade names or names containing “JD” or “京东” without obtaining the prior written consent of JD, none of the Parties except for Chuxin Capital may use the name of “初心资本”, “Chuxin Capital” without obtaining the prior written consent of Chuxin Capital, and none of the Parties except for New Hope may use the name of “New Hope”, “Hope Group”, “希望集团”, “新希望” or any trade names or names containing “New Hope”, “Hope Group”, “希望集团”, “新希望” without obtaining the prior written consent of New Hope.

6.3    Permitted Disclosures. Notwithstanding the foregoing, each of the Group Companies and the Investors may disclose (i) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 6, (ii) such Confidential Information as is required to be disclosed pursuant to routine examination requests from governmental authorities with authority to regulate such party’s operations, in each case as such party reasonably deems appropriate, and (iii) the Confidential Information to any Person to which disclosure is approved in writing by the other parties hereto. Any party hereto may also provide disclosure in order to comply with applicable laws, as set forth in Section  6.4 below.

6.4    Legally Compelled Disclosure. Except as set forth in Section 6.3 above, in the event that any party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other laws and regulations of any jurisdiction) to disclose any Confidential Information, such party (the “Disclosing Party”) shall provide the other parties hereto with prompt written notice of that fact and shall consult with the other parties hereto regarding such disclosure. At the request of the other parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

6.5    Other Exceptions. Notwithstanding any other provision of this Section 6, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

6.6    Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.	UNDERTAKINGS OF THE PARTIES.

7.1    Non-Competition. Except for the actions as approved by or notified to the Board as the date hereof, the Founder shall not, and shall procure his Affiliates (other than the Group Companies) not to, directly or indirectly, either by himself or herself or itself or in conjunction with or through any other Person:

(a)    during the Relevant Period and the Restricted Period, participate, assist, advise, consult, be concerned with, engaged or interested in, any business or Person in any manner, which is in competition with the business carried on by any Group Company at any time during the Relevant Period and/or Restricted Period;

(b)    during the Relevant Period and the Restricted Period, solicit in any manner any Person who is or has been during the Relevant Period and/or the Restricted Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or in competition with any of the businesses conducted by any Group Company at any time during the Relevant Period and/or the Restricted Period;

(c)    during the Relevant Period and the Restricted Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company, other than the such employee or officer has been serve for Youyong Holdings Limited and its Affiliates as of the date of the execution of the Agreement; or

(d)    except for (i) those occurred in the ordinary business of the Group Companies, (ii) for the interest of the Group Companies, or (iii) requested or authorized by the relevant Group Companies, at any time disclose to any Person, any information which is confidential in nature concerning the business, accounts, finance, transactions or Intellectual Property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

Each undertaking in paragraphs (a), (b), (c), and (d) of this Section 7.1 shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected. Notwithstanding the foregoing, the undertakings of this Section 7.1 shall not apply to any direct or indirect investment or shareholding in any Competitor by any Founder or his/her Affiliate if such investment or shareholding is a passive investment of less than 1% of the total issued and outstanding shares of such Competitor. For the purposes of this Section 7.1, “passive investment” shall mean an investment that does not entitle any Founder any of the following rights: (i) information rights, (ii) inspection rights, (iii) director/observer appointment rights, (iv) veto rights, or (v) any other similar management rights. The Founder hereby expressly acknowledges and declares that he has duly considered the undertakings set out in this Section 7.1 and considers that they are reasonable in the circumstances and warrants and undertakes to the Investors and any holder of the Preferred Shares that he shall not challenge or query the validity and enforceability of these undertakings. In the event any action taken by the Founder that breaches this Section 7.1, the Company shall have the right to elect to purchase all or part of the shares, equity or assets of the business operated by the Founder or his Affiliate, which is in competition with the business carried on by any Group Company during the Relevant Period and/or Restricted Period, at zero or minimal price as required under the applicable laws.

7.2    Series A Preferred Shareholders’ Redemption Right.

(a)    In the event that (i) the Company fails to kick-off an IPO within sixty (60) months from the Series A-1 Issue Date, (ii) a Qualified IPO has not been completed within eighteen (18) months after it is kicked-off, (iii) any Group Company has committed any material violation of Law or has otherwise incurred any material non-compliance penalty, and in each case, constituting a Material Adverse Effect to the Company Group, (iv) the Founder has terminated the employment relationship with the Group Company without the approval of the Board, (v) the Founder has committed any material violation of criminal Law which has resulted in a Material Adverse Effect to the Group or (vi) the Founder has consummated any direct or indirect investment of more than 1% of the total issued and outstanding equity interest of any Person (other than the Group Companies and those Persons whose issued and outstanding shares are held by the Founder on or prior to the Series A-1 Issue Date without the consent of at least two-thirds of the Preferred Directors after the Series A-1 Issue Date, each holder of the Series A Preferred Shares then issued and outstanding may require the Company to redeem all, but not less than all, of the then issued and outstanding Series A Preferred Shares held by such requesting holder subject to and in accordance with this Section 7.2. The holder(s) of the Series A Preferred Shares electing redemption pursuant to this Section 7.2(a) shall deliver a written notice (the “Series A Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no earlier than sixty (60) days after the date of delivery of the Series A Redemption Notice (the “Series A Redemption Date”).

(b)    Upon receipt of the Series A Redemption Notice, the Company shall promptly, and in any event within five (5) days, give a written notice of the redemption request to each of the non-requesting holders of Series A Preferred Shares stating the existence of such request, the Series A Redemption Price, the Series A Redemption Date, and the mechanics of redemption.

(c)    The redemption price per Series A Preferred Share (the “Series A Redemption Price”) shall be the higher of: (i) the sum of (x) the applicable Series A Issue Price in respect of each of the Series A Preferred Shares held by such holder, (y) all declared but unpaid dividends accrued on such Series A Preferred Share (or pro rata for a partial year), and (z) a rate of return of twelve percent (12%) per annum over the applicable Series A Issue Price compounded annually from the applicable Series A Issue Date (or pro rata for a partial year) until the date that such Series A Preferred Shares are redeemed and redemption price paid in full, or (ii) the fair market value of such Series A Preferred Shares determined by independent third party appraiser appointed by the Company and the redeeming holder(s) of the Series A Preferred Shares in good faith.

(d)    Subject to Section 7.2(e), if the Company’s assets and funds which are legally available on the date that any amount of the applicable Redemption Price under this Section 7.2 and Section 7.3 is due (the “Redemption Funds”) are insufficient to pay in full such amount of the applicable Redemption Price to be paid on such date, the Company shall be obliged to (i) first, redeem all the Series B Preferred Shares requested to be redeemed, or, if Redemption Funds are not sufficient to redeem all the Series B Preferred Shares requested to be redeemed, make partial redemption of the Series B Preferred Shares so that the number of Series B Preferred Shares held by each holder of Series B Preferred Shares requesting redemption of Series B Preferred Shares shall be reduced on a pro rata basis, (ii) after the full amount of the applicable Series B Redemption Price for all the Series B Preferred Shares requested to be redeemed has been paid, then, if there are remaining Redemption Funds, redeem the Series A-2 Preferred Shares requested to be redeemed, or, if the remaining Redemption Funds are not sufficient to redeem all the Series A-2 Preferred Shares requested to be redeemed, make partial redemption of the Series A-2 Preferred Shares so that the number of Series A-2 Preferred Shares held by each holder of Series A-2 Preferred Shares requesting redemption of Series A-2 Preferred Shares shall be reduced on a pro rata basis, and (iii) after the full amount of the applicable Series B Redemption Price and the Series A-2 Redemption Price for all the Series B Preferred Shares and the Series A-2 Preferred Shares requested to be redeemed have been paid, then, if there are remaining Redemption Funds, redeem the Series A-1 Preferred Shares requested to be redeemed, or, if the remaining Redemption Funds are not sufficient to redeem all the Series A-1 Preferred Shares requested to be redeemed, make partial redemption of the Series A-1 Preferred Shares so that the number of Series A-1 Preferred Shares held by each holder of Series A-1 Preferred Shares requesting redemption of Series A-1 Preferred Shares shall be reduced on a pro rata basis. For the avoidance of doubt, any remaining Preferred Shares requested to be redeemed shall be redeemed as soon as the Company has legally available Redemption Funds to do so. If the Company fails (for any reason other than the failure of any Investor to take any action or do anything required by such Preferred Shareholder in connection with the redemption of such Investor’s shares) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution without the prior written consent of New Hope.

(e)    Before any Investor shall be entitled to receive the applicable Redemption Price under this Section 7.2 and Section 7.3, such Investor shall deliver a duly executed instrument of transfer in favour of the Company and shall surrender such Investor’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable Redemption Price shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such shares and each such certificate shall be cancelled after all the shares represented by such certificate are redeemed.    In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the applicable Redemption Date shall cease to accrue and all rights of the Investors thereof, except the right to receive the applicable amount of the applicable Redemption Price thereof, without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(f)    Solely in the event of any redemption pursuant to Section 7.2(a)(iv) to (vi) and Section 7.3(a)(ii)(w), (y) and (z), if the Company fails to redeem all of the Preferred Shares on its due date for redemption then, each holder of the Preferred Shares then issued and outstanding that has delivered the applicable Redemption Notice (the “Redeeming Holders”) may have the option of (i) requiring the Founder Holding Company to transfer to such Redeeming Holders such number of Shares held by the Founder Holding Company at the fair market value (to be determined by a third party independent valuer jointly designated by the Redeeming Holders and the Founder Holding Company) which shall equal the shortfall between the total applicable Redemption Price and the Redemption Funds received by the Redeeming Holders, to be shared on a pro-rata basis among such Redeeming Holders based on the number of Ordinary Shares (on a fully diluted and as converted basis) held by each such Redeeming Holder immediately prior to the redemption; or (ii) requiring the Founder Holding Company to dispose of any Shares held by it in the Company and use the proceeds from such disposal of Shares to purchase the remaining issued and outstanding Preferred Shares held by such Redeeming Holder at the applicable Redemption Price per Preferred Share. If the proceeds from the disposal of Shares by the Founder Holding Company (the “Repurchase Funds”) are insufficient to pay in full such amount of the applicable Redemption Price per Preferred Share then held by the Redeeming Holders, the Founder Holding Company shall be obliged to apply the entire Repurchase Funds to (i) first, redeem all remaining Series B Preferred Shares held by the Redeeming Holders (at the applicable Series B Redemption Price per Series B Preferred Share), or if the Repurchase Funds are not sufficient to redeem all remaining the Series B Preferred Shares held by the Redeeming Holders, make partial repurchase of such Series B Preferred Shares so that the number of Series B Preferred Shares held by each Redeeming Holder shall be reduced on a pro rata basis, and (ii) after the full amount of the applicable Series B Redemption Price for all remaining Series B Preferred Shares held by the Redeeming Holders has been paid, then, if there are remaining Repurchase Funds, purchase the remaining Series A Preferred Shares held by such Redeeming Holders (at the applicable Series A Redemption Price per Series A Preferred Share), so that the number of Series A Preferred Shares held by each Redeeming Holder shall be reduced on a pro rata basis (based on the number of Ordinary Shares held by each of them on a fully diluted and as converted basis immediately prior to the redemption), provided that the maximum liability of the Founder Holding Company under this Section 7.2(f) to the Redeeming Holders shall be limited to the value of all of the Shares then held by the Founder Holding Company in the Company.

(g)    Without limiting any rights of the Investors which are set forth in the Amended M&AA, or are otherwise available under applicable Law, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable amount of the applicable Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such Preferred Share had prior to the applicable Redemption Date, until the applicable Redemption Price and all other redemption payments (including, without limitation, any dividend and other distribution, if any) accrued after the applicable Redemption Date have been paid in full with respect to such Preferred Shares.

7.3    Series B Preferred Shareholders’ Redemption Right.

(a)    Triggering Events.

(i)    In the event that a Qualified IPO has not been completed on or prior to December 31, 2019, each holder of Series B Preferred Shares may at its sole discretion (x) require the Company to redeem any or all of the then issued and outstanding Series B Preferred Shares held by such holder subject to and in accordance with this Section 7.3, and/or (y) so long as such holder continues to hold any Series B Preferred Shares redeemable pursuant subsection (x) above, reset the time limit and conditions of the Qualified IPO which will trigger its redemption right in respect of such remaining Series B Preferred Shares (the “Series B Revised QIPO”), and if and only if the consummation of the Series B Revised IPO fails to occur, require the Company to redeem any or all of such Series B Preferred Shares subject to and in accordance with this Section 7.3.

(ii)    In the event that (w) the Founder voluntarily terminates the employment relationship with the Group Companies or substantially changes his duty or position in the management of the Group Companies without the approval of the Board (for the avoidance of doubt, in this circumstance, the Founder shall refrain from voting, no matter for his own account or on behalf of any other Person, in capacity as a director of the Board), (x) any Group Company has committed any material violation of Law or has otherwise incurred any material non-compliance penalty, and in each case, constituting a Material Adverse Effect to the Company Group, (y) the Founder has committed any material violation of criminal Law which has resulted in a Material Adverse Effect to the Group, or (z) the Founder has consummated any direct or indirect investment of more than 1% of the total issued and outstanding equity interest of any Person (other than the Group Companies and those Persons whose issued and outstanding shares are held by the Founder on or prior to the Series A-1 Issue Date without the consent of at least two-thirds of the Preferred Directors after the Series A-1 Issue Date, each holder of Series B Preferred Shares may require the Company to redeem any or all of the then issued and outstanding Series B Preferred Shares held by such holder subject to and in accordance with this Section 7.3.

(b)    The holder(s) of the Series B Preferred Shares electing redemption pursuant to this Section 7.3(a) shall deliver a written notice (the “Series B Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no earlier than sixty (60) days after the date of delivery of the Series B Redemption Notice (the “Series B Redemption Date”).

(c)    The redemption price per Series B Preferred Share (as the case may be, the “Series B Redemption Price”) shall be as follows:

(i)    in the event that a Compensation Rights Holder requests the Company to redeem its Series B Preferred Shares, the redemption price per Series B Preferred Share shall be the difference between: (x) the applicable Series B Issue Price with a simple rate of return of fifteen percent (15%) per annum over the applicable Series B Issue Price annually from the applicable Series B Issue Date (or pro rata for a partial year) until the date that such Series B Preferred Shares are redeemed and redemption price paid in full that such Compensation Rights Holder receives in connection with the Series B Preferred Shares held by it; and (y) the sum of (A) all declared dividends accrued on such Series B Preferred Share (or pro rata for a partial year) and (B) the compensation received by such Compensation Rights Holder pursuant to Section 11.2 divided by the number of Series B Preferred Shares held by such Compensation Rights Holder immediately prior to the compensation; and

(ii)    in the event that any other holder of Series B Preferred Shares requests the Company to redeem its Series B Preferred Shares, the redemption price per Series B Preferred Share shall be the difference between: (x) the applicable Series B Issue Price with a simple rate of return of fifteen percent (15%) per annum over the applicable Series B Issue Price annually from the applicable Series B Issue Date (or pro rata for a partial year) until the date that such Series B Preferred Shares are redeemed and redemption price paid in full that such holder receives in connection with the Series B Preferred Shares held by it; and (y) all declared dividends accrued on such Series B Preferred Share (or pro rata for a partial year).

(d)    Investors’ right under Sections 7.2 and 7.3 shall terminate upon the earlier of the completion of a Qualified IPO of the Company.

7.4    Reclassification of Ordinary Shares. At the closing of an IPO of the Company, the Parties agree to reclassify and re-designate (i) each Ordinary Share then held by the Founder Holing Company into a Class A Ordinary Share with multiple votes per share in order to ensure the Founder’s holding of a majority of the voting power at the general meeting of the Company after the reclassification and re-designation on fully diluted and as converted basis, and (ii) any and all other Ordinary Shares, no matter issued or unissued, including the Ordinary Shares issuable upon the conversion of the Preferred Shares, into the Class B Ordinary Shares with one (1) vote per share.    The Parties shall take all necessary and appropriate actions to implement the reclassification and re-designation under this section.

7.5    Business of the Group Companies. The business of each Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section  9.

7.6    SAFE Registration. If any holder or beneficial owner of any equity security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their reasonable best efforts to promptly obtain a power of attorney from such Security Holder, and shall use their reasonable best efforts to cause the designated representative under such power of attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 37 and any other applicable SAFE rules and regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under Circular 37 and any other applicable SAFE rules and regulations, the Parties (other than the Investors) shall use their reasonable best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any equity security of the Company.

7.7    Control Documents. The Founder, the Founder Holding Company and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, modification or waiver of, or extension to, any Control Documents shall require the written consent of a majority of the Preferred Directors, as provided in Section 9 hereof. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the holders of at least a majority of the issued and outstanding Preferred Shares (the “Majority Preferred Holders”) which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

7.8    Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Preferred Holders such that the Company (i) will at all times Control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the GAAP.

7.9    Compliance with Laws. Each Group Company shall, the Founder and the Founder Holding Company shall cause each Group Company to, use their respective reasonable best efforts to comply with all applicable Laws in all material aspects, including but not limited to applicable PRC Laws relating to the Business, Intellectual Property, taxation, employment and social welfare and benefits and SAFE rules and regulations.

7.10    Intellectual Property Protection. Except with the written consent of the Majority Preferred Holders, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Majority Preferred Holders, and requiring the Key Employees to enter a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Majority Preferred Holders.

7.11    Internal Control System. No later than the first anniversary of the Closing, the Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice and is reasonably satisfactory to the Majority Preferred Holders to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the applicable accounting standards and to maintain asset accountability, (iii) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (iv) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

7.12    Option to Purchase the PRC Domestic Companies. The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then Subsidiary thereof at any time (provided that such purchase by the Company or such Subsidiary is permitted under the then applicable PRC Laws), to purchase or transfer to an Affiliate of the Company the entire equity interest of each PRC Domestic Company from the shareholders of such PRC Domestic Company at the lowest amount permitted under the PRC Laws then applicable. The Parties further agree to effect such transfer of equity interest in the PRC Domestic Companies upon and only upon receipt of the written request of the Majority Preferred Holders, provided that such transfer shall at the time of such request be permissible under the PRC Laws then applicable.

7.13    PRC Tax Provision. The Company shall bear the extra tax which the Series A Preferred Shareholders shall be paid due to the Restructuring Plan based on the Circular 7 issued by State Administration of Taxation (if any). And the Series A Preferred Shareholders shall bear other taxations related to the investment to the Company and its Affiliates, rather than the above mentioned taxation.

7.14    US Tax Provisions.

(a)    The Company shall promptly notify the Investors when it becomes aware that it has become or is likely to become a PFIC and shall furnish all information, documents and assistance that any Investor may reasonably request from time to time to establish or assess whether the Company is or is likely to become a PFIC with respect to such Investor.

(b)    As soon as the Company engages an external auditor for purpose of the preparation of its audited financial statements, the Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if Company is informed by its tax advisors that any such entity has become a PFIC, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be. The Company agrees to make available to the Investors upon request, the books and records of the Company and the other Group Companies, and to provide information to the Investors pertinent to the Company’s status or potential status as a PFIC. Upon a determination by the Company, the Investors or any taxing authority that the Company has been or is likely to become a PFIC, the Company will provide the following information to the Investors and each of its direct or indirect beneficial owners (a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).

7.15    Special Rights of JD. The Founder, the Founder Holding Company and the Group Companies hereby acknowledge and agree that, without prior written consent of JD, no Group Company shall discuss or close the sale of any equity securities or any other instruments convertible into the equity securities of any Group Company with any JD Competitor, any financing transaction of any equity securities or any other Instruments convertible into the equity securities of any Group Company with any JD Competitor. This Section 7.15 shall automatically terminate and of no further effect once JD ceases to be a Shareholder of the Company.

8.	ASSIGNMENT AND AMENDMENT.

8.1    Assignment. Notwithstanding anything herein to the contrary:

(a)    Information Rights, Inspection Rights. The rights of an Preferred Shareholder under Section 2.1 may be assigned to any holder of Shares who holds no less than 3% of all issued and outstanding shares of the Company (calculated on a fully-diluted and as-converted basis); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

(b)    Other Rights. All other rights enjoyed by an Preferred Shareholder under this Agreement are assignable in connection with a transfer of the Shares entitled to such rights by such Preferred Shareholder pursuant to Section 5.10 (including, without limitation, the rights under Sections 4 and 5), as the case may be; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such assigning party at the time of such assignment, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 8.

8.2    Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holder of the Preferred Shares, only by Persons holding at least a majority of the issued and outstanding Preferred Shares (and the Ordinary Shares which the Preferred Shares have been converted into), provided, however, that any Investor may waive any of its own rights hereunder without obtaining the consent of any other Investor; provided further, that no amendment or waiver shall be effective or enforceable in respect of an Investor if such amendment or waiver affects such Investor, materially and adversely differently from the other Investors, unless such Investor consents in writing to such amendment or waiver and (iii) as to the holder of Ordinary Share, by Persons holding at least a majority of the Ordinary Shares; provided, however, that any holder of Ordinary Share may waive any of its own rights hereunder without obtaining the consent of any other holder of Ordinary Share. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, each holder of the Preferred Shares, each holder of the Ordinary Shares and their respective Permitted Transferees.

9.	PROTECTIVE PROVISIONS.

9.1    Protective Provisions of Holders of Preferred Shares.

(a)    Reserved Matters of Preferred Shares. Without the prejudice to the Section 9.1(b), the Company shall not, and the Company shall cause its Controlled Affiliates and other Group Companies not to, without the prior written consent of the holders of at least a majority of the issued and outstanding Preferred Shares (voting on an as-converted basis) and the prior written consent of the holders of at least a majority of the issued and outstanding Ordinary Shares (for the avoidance doubt, not including any Preferred Shares), do any of the following (for purposes of this Section 9, unless otherwise provided, the term “Company” means, in each case, the Company, its Controlled Affiliates and the Group Companies):

(i)    any change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Preferred Shares;

(ii)    the authorization, creation or issuance of or redesignation of existing shares into any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Preferred Shares or any new issuance of debt or equity security (or warrants, options or similar rights to acquire such securities) of the Company other than issuances to employees, directors, consultants pursuant to the ESOP and the Compensation Rights Holder for the purpose of Share Compensation under
Section 11.2(a);

(iii)    any repurchase or redemption of shares of the Company other than pursuant to the repurchase or redemption provisions as provided herein and in the Company’s Amended M&AA, or the issuance of shares with such rights of repurchase or redemption;

(iv)    any share split, share consolidation or share dividend, reclassification or other forms of restructuring of capital of the Company;

(v)    any amendment or repeal of any provision of the Memorandum and Articles of Association of the Company;

(vi)    any change in the nature or scope of the main business of the Company;

(vii)    any acquisition, merger, sale, consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance of the Company with or into one or more entities that is not an Affiliate of the Company and will constitute a Share Sale of the Group, or any purchase of any securities or any assets of any other company or Person, in each case, with a single transaction amount exceeding US$500,000;

(viii)    any public offering of any debt or equity securities of the Company;

(ix)    the liquidation or dissolution of the Company;

(x)    cease or substantial cancelation of the business of any Group Company, or the sale of all or substantially all the Company’s assets, intellectual property or goodwill, or the purchase of all or substantially all of the assets of another entity or acquisition of any entity, with a single transaction amount of which exceeding 10% of the net assets of the Company for the last period; or

(xi)    any increase or decrease in the number of members of the Company’s Board or any delegation of powers of the Board.

(b)    Reserved Matters of New Hope. The Company shall not, and the Company shall cause its Controlled Affiliates and other Group Companies not to, without the prior written consent of the holders of at least a majority of the issued and outstanding Preferred Shares (voting on an as-converted basis), New Hope and the prior written consent of the holders of at least a majority of the issued and outstanding Ordinary Shares (for the avoidance doubt, not including any Preferred Shares), do any of the following:

(i)    any change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series B Preferred Shares;

(ii)    the authorization, creation or issuance of or redesignation of existing shares into any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series B Preferred Shares;

(iii)    any share split, share consolidation or share dividend, reclassification or other forms of restructuring of capital of the Company;

(iv)    any change in the name of the Group Companies;

(v)    any change in the nature or scope of the Principle Business of the Company;

(vi)    any acquisition, merger, sale, consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance of the Company with or into one or more entities that is not an Affiliate of the Company, or any purchase of any securities or any assets of any other company or Person, in each case, with a single transaction amount exceeding 40% of the total net assets of the Group Companies for the last fiscal year;

(vii)    the liquidation or dissolution of the Company;

(viii)    any increase or decrease in the number of members of the Company’s Board, or any delegation of the Board’s power herein;

(c)    Notwithstanding anything to the contrary contained herein, where any act listed in this Section 9.1 requires the approval of the Shareholders in accordance with the applicable Laws, and if the Shareholders vote in favour of such act but the approval of holders of a majority of the issued and outstanding Preferred Shares has not yet been obtained, the holders of Preferred Shares who vote against such act at a meeting of the Shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

9.2    Protective Provisions for Preferred Directors.

(a)    Reserved Matters of Preferred Directors. Without the prejudice to the Section 9.2 (b), the Company shall not, and the Company shall procure its Controlled Affiliates and other Group Companies shall not, without written approval of a majority of the Preferred Directors, do any of following:

(i)    any declaration, set aside or payment of a dividend (regardless of whether such dividend is interim or final), or other distribution by any Group Company;

(ii)    any adoption, amendment or termination of, or any increase or decrease in the number of options or shares to be granted under, the ESOP or any other equity incentive or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(iii)    any entering into, restatement, amendment, extension or termination to, or waiver of, agreements between the PRC Domestic Companies and the WFOEs (as applicable) (including without limitation the control documents) that provide control to the WFOEs over the PRC Domestic Companies (as applicable) and therefore allow the Company to consolidate the financial statements of the PRC Domestic Companies with those of the Company for financial reporting purposes, as well as the entering into, restatement, amendment, extension or termination to, or waiver of any other similar agreements to achieve similar purposes (collectively, the “Control Documents”);

(iv)    any transaction between the Company and any of its shareholders, director, officers or employees or any of their Affiliates, including without limitation the making of any loans or advances or the provision of any guarantee, indemnity or security for or in connection with any Indebtedness of such Person (other than transactions made in the ordinary course of business and pursuant to reasonable requirements of the Group’s business on an arms-length basis and upon prior full disclosure to the Board);

(v)    incurrence by the Group Companies of (i) indebtedness or loan (other than trade facilities obtained from banks or other financial institutions in the ordinary course of business) in excess of US$500,000 (or its equivalence in other currency or currencies) individually or US$1,500,000 in the aggregate during any fiscal year, or (ii) guarantees of any indebtedness or loan in excess of US$500,000 (or its equivalence in other currency or currencies) individually or US$1,500,000 in the aggregate during any fiscal year, except for trade accounts of any Group Company arising in the ordinary course of business;

(vi)    appointment or removal of the chief operating officer and the chief financial officer of the Company, and change of the remuneration package for the chief executive officer, the officer above mentioned, and any variations to any of such appointment, removal and/or remuneration package;

(vii)    approval or adoption of the annual operating budget and business plan of the Group Companies (for the avoidance of doubt, the Company shall report to the Board any borrowing and lending, guarantee provided by the Company outside the ordinary course of business and the related party transaction with any Ordinary Shareholder, in each case, approved within such annual operating budget and business plan, within seven (7) days after occurrence);

(viii)    any sale, transfer, lease, pledge or other disposal of, or the incurrence of any mortgage, pledge, claim, security interest, encumbrance, or lien on any assets and/or businesses of the Company in excess of US$500,000 (or its equivalence in other currency or currencies) individually or US$1,500,000 in the aggregate during any fiscal year; and

(ix)    any capital expenditures incurred by any Group Company outside of the annual budget approved by the Board, individually or in the aggregate exceeding US$500,000.

(b)    Reserved Matters of New Hope’s Director. The Company shall not, and the Company shall procure its Controlled Affiliates and other Group Companies not to, without written approval of a majority of the Preferred Directors (including the affirmative vote of the Preferred Director designated by New Hope), do any of following:

(i)    appointment or removal of the auditor of the Company (PwC);

(ii)    appointment or removal of the chief executive officer of the Company;

(iii)    any declaration, set aside or payment of a dividend (regardless of whether such dividend is interim or final) or other distribution by any Group Company if New Hope has not been fully paid under Sections 7.3 and 11; and

(iv)    any borrowing, lending and guarantee (including without limitation, mortgage, pledge and any other encumbrance of the Company property) provided by the Company outside the ordinary course of business, and the related party transaction with any Ordinary Shareholder, in each case, with either the single transaction amount or the aggregate amount of similar transactions within one year exceeding the higher of: (i) US$500,000 and (ii) 10% of the net assets of the Group Companies for the last fiscal year.

10.	DRAG-ALONG RIGHTS.

10.1    Drag-Along Obligations. If (i) the Founder Holding Company, and (ii) the holders of a majority of the issued and then outstanding Preferred Shares, approve a Liquidation Event, Share Sale or other sale of the Company, whether structured as a merger, reorganization, sale of all or substantially all of the assets of the Company, sale of Control of the Company (through a Share Sale or otherwise), and in each case, the valuation of the Company under such transactions shall have exceeded US$ 1,000,000,000 (the “Approved Sale” and each such Shareholder approving the Approved Sale, the “Drag Holder”), to any Person (the “Offeror”), then at the request of the Drag Holders, the Company shall promptly notify in writing each other holder of equity securities of the Company of such approval and the material terms and conditions of such proposed Approved Sale (the “Sale Notice”). For the avoidance of doubt, in all cases any exercise of rights pursuant to this Section 10 shall constitute a Liquidation Event. Upon the receipt of the Sale Notice, each holder of the equity securities shall, in accordance with instructions received from the Company at the direction of the Drag Holders:

(a)    sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its equity securities of the Company or the same percentage of its equity securities of the Company as the Drag Holders sell, on the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per equity security of the Company, may differ as between different classes of equity securities of the Company and provided further that some holders may be given the right or opportunity to exchange or roll a portion of their equity securities of the Company for equity securities of the acquirer or an Affiliate thereof in the Approved Sale but in such event there shall be no obligation to afford such right or opportunity to all of such holders;

(b)    vote all of its equity securities of the Company (a) in favor of such Approved Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(c)    not exercise any dissenters’ or appraisal rights under applicable law with respect to such Approved Sale;

(d)    take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of stock, of all certificates representing stock held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(e)    restructure such Approved Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

In any such Approved Sale, (i) each such holder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Approved Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder) but only up to the net proceeds paid to such holder in connection with such Approved Sale. Without limiting the foregoing sentence, no such holder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares and enforceability of applicable agreements).

11.	PERFORMANCE ADJUSTMENTS.

11.1    Adjustment Mechanism.

(a)    In the event that the realized Net Profit of the Group Companies for a Benchmark Year is lower than the target Net Profit of such Benchmark Year as evidenced by the annual consolidated financial statements of the Group Companies for such Benchmark Year to be delivered to the Compensation Rights Holders no later than May 31 of next year, each Compensation Rights Holder may issue a request notice, at its own discretion, to exercise its right hereunder (the “Request Notice”), and the obligation of compensation under Section 11.2 shall be fully performed prior to June 30 of such year.

(b)    The target Net Profit is (i) RMB300,000,000 for the fiscal year ending on December 31, 2018, and (ii) RMB400,000,000 for the fiscal year ending on December 31, 2019 respective. For the avoidance of doubt, the rights of each Compensation Rights Holder for each Benchmark Year is separate and cumulative.

(c)    The rights of each Compensation Rights Holder under this Section 11, whether accrued or not, shall terminate upon the closing of an IPO by the Company or the exercise of any redemption right by such Compensation Rights Holder. For the avoidance of doubt, (A) the amount of the compensation claimed but unpaid shall survive such termination, and (B)  any compensation hereof paid already will not be refunded upon the closing of an IPO.

11.2     Compensation. With respect to each Compensation Rights Holder,

(a)    after the receipt of the Request Notice from such Compensation Rights Holder, the Company shall compensate such Compensation Rights Holder as follows:

(i)    by an amount of cash equal to the shortfall between the target Net Profit and realized Net Profit of such Benchmark Year (the “Deficient Amount”) multiplied by the percentage of shareholding of such Compensation Rights Holder in the Company, on a fully diluted and as converted basis; or

(ii)    by a number of newly issued Series B-1 Preferred Shares equal to the Deficient Amount divided by the Compensation Issue Price (the “Share Compensation”).

(b)    if the Company fails to compensate such Compensation Rights Holder in full pursuant to Sections 11.2(a) within forty-five(45) days, at request of such Compensation Rights Holder, the Founder Holding Company shall, and the Founder shall procure the Founder Holding Company to, transfer to such Compensation Rights Holder the number of Shares held by it in the Company equal to (i) the Deficient Amount minus the amount of cash (if any) paid to such Compensation Rights Holder pursuant to Sections 11.2(a)(i) and further divided by the Compensation Issue Price, or (ii) the Share Compensation minus the number of Series B-1 Preferred Shares (if any) issued to such Compensation Rights Holder pursuant to
Sections 11.2(a)(ii), provided that the maximum number of the Shares to be transferred by the Founder Holding Company shall be limited to all of Shares held by it in the Company by then.

11.3    Defined Terms. For purpose of this Section 11,

(a)    “Benchmark Years” means, collectively, both fiscal years ending on December 31, 2018 and December 31, 2019 respectively, and “Benchmark Year” means either of them;

(b)    “Compensation Issue Price” means, with respect to a Benchmark Year, the higher of (i) the valuation of the Group Companies of the equity financing before the date of the Request Notice and (ii) eight (8) times the realized Net Profit of such Benchmark Year, divided by the total Shares on fully diluted and as converted basis; and

(c)    “Net Profit” means the audited net profit of any fiscal year without taking into consideration the accounting effects of (i) costs and expenses incurred as a result of the share-based compensation for implementation of the ESOP, (ii) the financial advisor’s fee of Tai He, and (iii) any and all costs, fees and expenses incurred in connection with an IPO of the Company which is not capitalized by the Company.

12.	GENERAL PROVISIONS.

12.1    Notices.

(a)    Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by email at the email address set forth in Schedule of Notice hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule of Notice; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule of Notice with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

(b)    Each person making a communication hereunder by email shall promptly confirm by telephone to the person to whom such communication was addressed for each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given in Schedule of Notice, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2    Entire Agreement. This Agreement and any other Transaction Document, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior SHA, which shall be null and void and have no force or effect whatsoever as of the date hereof.

12.3    Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.4    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6    Successors and Assigns. Subject to the provisions of Section 8.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, provided however, that none of the Founder, Founder Holding Company or any Group Company may assign his/her/its rights or delegate its obligations under this Agreement without the prior written consent of the holders of at least a majority of the issued and outstanding Preferred Shares (voting as one separate class on an as-converted basis).

12.7    Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or emailed copies of signed signature pages will be deemed binding originals.

12.9    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.10    Aggregation of Shares. All the Preferred Shares or Ordinary Shares held or acquired by the affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11    Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Amended M&AA, the terms of this Agreement shall control with respect to each of the shareholders of the Company only. If appropriate, the parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Amended M&AA so as to eliminate such inconsistency to the fullest extent permissible by law.

12.12    Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute may be submitted to arbitration at any time following such thirty (30) day period upon the request of any Party with notice to the other Parties. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration shall be conducted in Chinese. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

12.13    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.14    Delay or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.15    No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of any Investor or its Affiliates to any Group Company or its shareholders.

12.16    Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Group Companies and their officers and directors and the other Warrantors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

12.17    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

12.18    Effectiveness. This Agreement shall be effective upon and from the Closing and execution hereof by each of the Parties hereto.

12.19    Amendment of Shareholders Agreement. The Parties hereto, having met the constituent requirements of the Shareholders Agreement, hereby amend and restate the Shareholders Agreement by entering this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Shareholders Agreement.

- REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK -

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:	MElLI AUTO HOLDINGS LIMITED

	By:	/s/ LIU Yannan
	Name:	LIU Yannan (刘雁南)
	Title:	Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	MEILI AUTO FINANCING HOLDINGS LIMITED

	By:	/s/ LIU Yannan
	Name:	LIU Yannan (刘雁南)
	Title:	Authorized Director

MElLI AUTO ALLIANCE HOLDINGS LIMITED

	By:	/s/ LIU Yannan
	Name:	LIU Yannan (刘雁南)
	Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	TIAN DAO JI RAN (CHINA) FINANCE LEASE CO., LTD.

(天道计然（中国）融资租赁有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

HUACHANG FINANCE LEASE (CHINA) CO., LTD.

(华昌融资租赁（中国）有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

MEILI AUTO (BEIJING) INTERNET TECHNOLOGY CO., LTD. (美利车（北京）网络技术有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	TIANJIN CHENGUANG SHENGTONG COMMERCIAL FACTORING CO., LTD. (天津晨光盛通商业保理有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

BEIJING FEIMA CHANGYOU INFORMATION TECHNOLOGY CO., LTD. (北京费马畅游信息科技有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

BEIJING TAIRONG HUITONG INVESTMENT GUARANTEE CO., LTD. (北京泰融汇通投资担保有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	LIYUN AUTOMOBILE CONSULTING SERVICES (SHANGHAI) CO., LTD. (力蕴汽车咨询服务（上海）有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

YUNNAN TONGFENG FINANCING CO., LTD. (云南潼锋融资担保有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

HANGZHOU JUNKAI AUTOMOBILE TRADE CO., LTD. (杭州君凯汽车贸易有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	WUHAN FEIMA INFORMATION TECHNOLOGY CO., LTD. (武汉费马信息科技有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SHANGHAI XIEFANG INFORMATION TECHNOLOGY CO., LTD. (上海撷芳信息科技有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

YINGTAN HEGH-TECH INDUSTRIAL PARK HUIXIN MICRO LOAN CO., LTD. (鹰潭高新技术产业园区汇鑫小额贷款股份有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SUBSIDIARIES:	Meili Auto Alliance (Beijing) Information Technology Co., Ltd (美利车联盟（北京）信息科技有限公司)

	By:	[Seal]
Name:
	Title:	Legal Representative/ Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

THE FOUNDER

Signed by:	/s/ LIU Yannan
Name: LIU Yannan (刘雁南)

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

FOUNDER HOLDING COMPANY:	LENDORA LIMITED

	By:	/s/ LIU Yannan
	Name:	LIU Yannan (刘雁南)
	Title:	Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ORDINARY SHAREHOLDER

FAMILY INVESTMENT HOLDINGS LIMITED

By:	/s/ Donald Huang
Name: Donald Huang (黄大成)
Title: Authorized Director

MElLI AUTO SERIES B+ SHA (Third Amended and Restated)

Note Section 2.2 is inaccurate: I am no longer on the Board of Directors

SIGNATURE PAGE TO MElLI AUTO HOLDINGS LIMITED

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ORDINARY SHAREHOLDER

SUN YANJUN

Signed by:	/s/ SUN Yanjun
Name: SUN Yanjun

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ORDINARY SHAREHOLDER

VISIONARY TECH HOLDING LTD

By:	/s/ REN Yong
Name:	REN Yong (任用)
Title:	Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

GX China III Limited

By:	/s/ ZHAO Xiaohong
Name: ZHAO Xiaohong
Title: Authorized Director

GX Melon Holdings Limited

By:	/s/ YE Yuming
Name: YE Yuming
Title: Authorized Director

This signature page is only used to the SHA of Meili Auto date March 29, 2018.

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Red Kingdom Holdings Limited

By:	/s/ SHAO Xiaoshu
Name: SHAO Xiaoshu
Title: Authorized Signatory

This signature page is only used to the SHA of Meili Auto date March 29, 2018.

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Banyan Partners Fund I, L.P.

By:	Banyan Partners Ltd., its general partner

By:	/s/ Anthony Wu
Name: Anthony Wu
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Banyan Partners Co-Invest 2015, L.P.

By:	Banyan Partners Co-Invest 2015 Ltd., its general partner

By:	/s/ Anthony Wu
Name: Anthony Wu
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

M Leader Limited

By:	/s/ SHI Jianming
Name:	SHI Jianming
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

MORNINGSIDE CHINA TMT FUND III, L.P.

MORNINGSIDE CHINA TMT FUND III, L.P.,	)
a Cayman Islands exempted limited partnership	)
)
By:	)
MORNINGSIDE CHINA TMT GP III, L.P.,	)
a Cayman Islands exempted limited partnership,	)
its general partner	)
)
By:	)
TMT GENERAL PARTNER LTD.,	)
a Cayman Islands limited company,	)
its general partner	)
)
in on	)
)
)
)
/s/ Louise Mary Garbarino	)
Louise Mary Garbarino
Director/Authorised Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

MORNINGSIDE CHINA TMT FUND III CO-INVESTMENT, L.P.

MORNINGSIDE CHINA TMT FUND III CO-INVESTMENT, L.P.,)
a Cayman Islands exempted limited partnership	)
)
By:	)
MORNINGSIDE CHINA TMT GP III, L.P.,	)
a Cayman Islands exempted limited partnership,	)
its general partner	)
)
By:	)
TMT GENERAL PARTNER LTD.,	)
a Cayman Islands limited company,	)
its general partner	)
)
in on	)
)
)
)
/s/ Louise Mary Garbarino	)
Louise Mary Garbarino
Director/Authorised Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Lingfeng CGH Ltd.

By:	/s/ MA Ning
Name: MA Ning
Title: Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Chuxin Capital Inc.

By:	/s/ TIAN Jiangchuan
Name: TIAN Jiangchuan
Title: Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Engage Capital Partners I, L.P.

By:	/s/ WANG Shumin
Name: WANG Shumin
Title: Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

Future Land Technology Ltd.

By:	/s/ CHEN Wenjiang
Name: CHEN Wenjiang
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A PREFERRED SHAREHOLDER

HANHAI INTERNATIONAL INVESTMENT INC.

By:	/s/ ZHANG Pang
Name: ZHANG Pang
Title: Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-1 PREFERRED SHAREHOLDER

Key View Investments Limited

By:	/s/ YANG Li
Name: YANG Li
Title: Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES A/B-1 PREFERRED SHAREHOLDER

Wacai Holdings Ltd.

By:	/s/ LI Zhiguo
Name:	LI Zhiguo
Title:	Authorized Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-1/B-2 PREFERRED SHAREHOLDER

China TH Capital Limited

By:	/s/ SONG Liangjing
Name:	SONG Liangjing
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-1 PREFERRED SHAREHOLDER

ZJHX Holding Limited

By:	/s/ ZHANG Minggui
Name:	ZHANG Minggui
Title:	Director

SIGNATURE PAGE OF THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-1 PREFERRED SHAREHOLDER

Glory Field Limited

By:	/s/ LI Zegang
Name:	LI Zegang
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-1 PREFERRED SHAREHOLDER

Fortune Creation Investments Limited

By:	/s/ ZHU Wenhu
Name:	ZHU Wenhu
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-2 PREFERRED SHAREHOLDER

Delta Capital Growth Fund II

By:	/s/ YE Weigang
Name:	YE Weigang
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-2 PREFERRED SHAREHOLDER

Premium Lead International Limited

By:	/s/ CHEN Xi
Name:	CHEN Xi
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-2 PREFERRED SHAREHOLDER

YUNZHI YUANJIN (HONGKONG) CO., LTD

By:	/s/ LUO Chao
Name:	LUO Chao
Title:	Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SERIES B-2 PREFERRED SHAREHOLDER

ROSY GALAXY LIMITED

By:	/s/ Dennis Cong
Name:	Dennis Cong
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT